EXHIBIT 10.10

Mr. Samuel Veasey
COO/CFO Wellstone Tobacco
250 Crown Blvd.
Timberlake, NC 27583

                                                                        5/2/2005

Dear Sam,

Effective 4/01/05 Wellstone Tobacco expanded its use of the existing leased area to include an additional four (4) offices. The approximate square footage of this area is 750sf. Based on your current rent of $18.00 per square foot, the additional monthly rental charge will be $1,125 bringing the total monthly rental charge to $3,375. If this is agreeable to you, please sign and date below.

/s/Tim Jackson                                                5/2/05
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Tim Jackson - Director of Operations
U.S. Flue Cured Tobacco Growers Inc.

/s/Samuel Veasey                                              5/2/05
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Samuel Veasey - COO/CFO
Wellstone Tobacco